Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Bernard H. Clineburg,
Tysons Corner, Virginia		Chairman, Chief Executive Officer
January 18, 2012		or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL ANNOUNCES RECORD 2011 ANNUAL EARNINGS;

LOAN GROWTH AND ASSET QUALITY REMAIN STRONG

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today announced earnings of $28.0 million, or $0.94 per diluted share, for year ended December 31, 2011.  This is a 51.8% increase over earnings of $18.4 million, or $0.62 per diluted share, for the previous year.   For the quarter ended December 31, 2011, income was $8.2 million, or $0.28 per diluted share, versus $4.0 million, or $0.14 per diluted share, for the same quarter in 2010.

Selected Highlights

•                  Asset quality continues to be strong.  Nonperforming assets remained low at 0.69% of total assets, and annualized net loan charge offs were 0.34% of loans outstanding.  Real estate owned decreased to $3.0 million from $4.0 million at the previous quarter ended September 30, 2011, and the Company currently has $208,000 loans receivable past due 90 days or more.

•                  The Company’s tax equivalent net interest margin increased to 3.81% for the current year, up from 3.68% in the previous year. For the most recent quarter, net interest margin was 3.88% compared to 3.86% for the previous quarter ended September 30, 2011.

•                  Total assets at period-end were $2.603 billion versus $2.072 billion one year earlier, an increase of 25.6%.

•                  Loans held for investment grew to $1.632 billion, an increase of $223 million, or 15.8%, compared to the prior year end.

•                  Total non-interest bearing deposits grew to $263.8 million, an increase of 14.9% compared to December 31, 2010.

•                  All capital ratios substantially exceed the requirements of banking regulators to be considered well-capitalized.  Tangible common equity capital (TCE) as a percentage of total assets was 9.08%.

Income Statement Review

For the fourth quarter of 2011, net income was $8.2 million, or $0.28 per diluted share, an increase of 103.3% compared to the year ago quarter.  For the same periods, net interest income increased 23% to $22.7 million from $18.5 million and the tax equivalent net interest margin improved to 3.88% from 3.77%. The growth in net interest income and the margin is the result of the Bank’s success in growing its balance sheet, while average earning asset yields decreased less than the associated funding expense.  Compared to the year ago quarter, average earning assets grew $392 million, the average yield on earning assets decreased by 0.23% and the average cost of interest bearing liabilities decreased 0.42%. The average balance of the Company’s loans held for investment portfolio increased $190 million, while the yield decreased 0.24%. The average balance of loans held for sale increased $182 million and the yield decreased 0.19%.  To fund this asset growth, the average balance of non-interest bearing deposits increased $57 million, or 24%, and interest-bearing deposits increased $320 million while the costs decreased 0.27%.  In 2012, the Company expects net interest margin pressure to increase due to an increasingly competitive environment for both loans and deposits.

Noninterest income was $6.6 million for the current quarter compared to $5.5 million for the year ago quarter. For the current year compared to the prior year, noninterest income increased to $34.3 million from $27.4 million, or 25%.  The increase in income year over year is primarily attributable to revenues from mortgage banking activities, which improved by $6.4 million to $25.6 million from $19.2 million.  Mortgage banking operations were positively impacted by historically strong refinancing activity by homeowners during the year.

Noninterest expense decreased to $15.1 million for the current quarter from $16.9 million for the year ago quarter, which included an impairment charge of $2.6 million. Absent these charges, expenses increased 5.2% year over year.

For the comparable years ended December 31, noninterest expense increased to $64.5 million from $59.5 million, or 8.4%. Expenses in 2011 include losses on extinguishment of FHLB Advances of $2.3 million and settlements for potential repurchase of mortgage loans of $670,000.   In 2010, goodwill and other intangible assets charges totaled $3.0 million. Expenses for 2010 also included $801,000 of expenses related to the accelerated vesting of certain retirement benefits and data processing and telecom expenses related to the Company’s systems conversion of $943,000 partially offset by a $686,000 reduction in accruals for potential mortgage repurchases.

Absent the items mentioned in the preceding paragraph, noninterest expenses for 2011 and 2010 were $61.5 million and $55.4 million, respectively.

Review of Balance Sheet and Credit Quality

At December 31, 2011, total assets of the Company were $2.60 billion, an increase of 25.6% from total assets of $2.07 billion at December 31, 2010. Loans held for investment grew 15.8% to $1.63 billion at December 31, 2011, from $1.41 billion at December 31, 2010.  During this period, loans held for sale increased $323 million, or 157.0% while the Bank’s investment portfolio decreased slightly by $34 million, or 10.0%.

The Bank’s asset growth was primarily funded by a 26.5% increase in deposits, which grew $372 million and totaled $1.78 billion at December 31, 2011 versus $1.40 billion a year earlier. Most of this deposit growth was comprised of short term brokered CD’s, which were primarily used to fund the increase in loans held for sale. Demand deposit account balances also increased by 14.9% year over year, reflecting the Bank’s continued focus on attracting primary banking relationships.

The quality of the Bank’s loan portfolio has remained strong. The Company’s nonperforming assets stood at 0.69% of total assets at December 31, 2011 compared to 0.59% at September 30, 2011 and 0.43% at December 31, 2010.  Net loan charge-offs totaled $217,000 for the current quarter, compared to $1.3 million for last quarter.  There were $208,000 loans past due 90 days or more at December 31, 2011, while early stage loan delinquencies at 30-89 days past due were $1.9 million.  The provision for loan losses was $2.2 million for the current quarter versus $1.9 million for the fourth quarter of last year.  The total allowance for loan losses decreased to 1.60% of loans outstanding from a comparable ratio of 1.72% at December 31, 2010.

Other Information

With respect to the previously disclosed matter involving the U.S. Department of Justice (the “DOJ”), the Company continues to cooperate fully with the DOJ in its investigation and has provided relevant information to resolve the issues. It is too early to assess whether the resolution of this matter will have any effect on the Company.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“We are pleased to announce a record year for earnings, loan and asset growth.  As our Company’s total assets surpassed the $2.6 billion mark at year end, loan losses remained minimal as we maintained a continuing conservative risk philosophy.

Moving forward into 2012, our Company will continue to concentrate on gaining core market share and increasing franchise value for our shareholders.  We remain enthusiastically committed to building a great financial services company for our employees, clients, shareholders and the communities we serve.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $2.60 billion at December 31, 2011, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 27 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, and Cardinal First Mortgage, LLC, residential mortgage lending companies based in Fairfax, with ten offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

December 31, 2011 and  December 31, 2010

(Dollars in thousands)

	(Unaudited)		% Change
	December 31, 2011	December 31, 2010	Current Year
Cash and due from banks	$16,745	$12,963	29.2%
Federal funds sold	20,394	12,905	58.0%

Investment securities available-for-sale	295,560	320,998	-7.9%
Investment securities held-to-maturity	12,918	21,879	-41.0%
Investment securities — trading	2,065	2,107	-2.0%
Total investment securities	310,543	344,984	-10.0%

Other investments	17,120	16,469	4.0%
Loans held for sale	529,500	206,047	157.0%

Loans receivable, net of fees	1,631,882	1,409,302	15.8%
Allowance for loan losses	(26,159)	(24,210)	8.1%
Loans receivable, net	1,605,723	1,385,092	15.9%

Premises and equipment, net	19,302	16,717	15.5%
Goodwill and intangibles, net	10,490	10,688	-1.9%
Bank-owned life insurance	35,154	34,358	2.3%
Prepaid FDIC insurance premiums	3,350	4,574	-26.8%
Other real estate owned	3,046	1,250	143.7%
Other assets	31,349	25,971	20.7%

TOTAL ASSETS	$2,602,716	$2,072,018	25.6%

Non-interest bearing deposits	$263,752	$229,575	14.9%
Interest bearing deposits	1,511,508	1,174,150	28.7%
Total deposits	1,775,260	1,403,725	26.5%

Other borrowed funds	510,385	389,586	31.0%
Mortgage funding checks	25,989	662	3825.8%
Escrow liabilities	4,095	1,454	181.6%
Other liabilities	29,170	53,689	-45.7%

Shareholders’ equity	257,817	222,902	15.7%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,602,716	$2,072,018	25.6%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

 For the Three Months and Years Ended December 31, 2011 and 2010

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended			For the Years Ended
	December 31,			December 31,
	2011	2010	% Change	2011	2010	% Change
	(Unaudited)			(Unaudited)
Net interest income	$22,738	$18,466	23.1%	$79,162	$69,045	14.7%
Provision for loan losses	(2,165)	(1,877)	15.3%	(6,910)	(10,502)	-34.2%
Net interest income after provision for loan losses	20,573	16,589	24.0%	72,252	58,543	23.4%

Service charges on deposit accounts	460	446	3.1%	1,767	1,881	-6.1%
Loan fees	1,006	821	22.5%	2,734	2,311	18.3%
Investment fee income	644	1,016	-36.6%	2,546	4,088	-37.7%
Realized and unrealized gains on mortgage banking activities	1,794	2,005	-10.5%	20,529	13,860	48.1%
Management fee income	1,268	981	29.3%	3,406	3,657	-6.9%
Income from bank owned life insurance	193	146	32.2%	796	646	23.2%
Net realized gains on investment securities	1,256	103	1119.4%	2,541	914	178.0%
Litigation recovery on previously impaired investment	—	—	0.0%	—	87	-100.0%
Other non-interest income (loss)	11	4	175.0%	14	(55)	-125.5%
Total non-interest income	6,632	5,522	20.1%	34,333	27,389	25.4%

Net interest income and non-interest income	27,205	22,111	23.0%	106,585	85,932	24.0%

Salaries and benefits	5,736	5,663	1.3%	28,707	27,445	4.6%
Occupancy	1,603	1,423	12.6%	6,032	5,723	5.4%
Depreciation	540	469	15.1%	2,517	1,938	29.9%
Data communications	1,235	909	35.9%	4,117	4,295	-4.1%
Professional fees	1,010	1,157	-12.7%	3,955	2,733	44.7%
FDIC insurance assessment	309	261	18.4%	1,387	1,853	-25.1%
Impairment of goodwill and other intangible assets	—	2,557	-100.0%	—	3,008	-100.0%
Impairment of other real estate owned	911	1,365	-33.3%	911	1,365	-33.3%
Mortgage loan repurchases and settlements	—	—	0.0%	670	(686)	-197.7%
Loss on extinguishment of debt	—	—	0.0%	2,271	—	100.0%
Other operating expense	3,769	3,113	21.1%	13,898	11,795	17.8%
Total non-interest expense	15,113	16,917	-10.7%	64,465	59,469	8.4%
Income before income taxes	12,092	5,194	132.8%	42,120	26,463	59.2%
Provision for income taxes	3,845	1,164	230.3%	14,122	8,021	76.1%
NET INCOME	$8,247	$4,030	104.6%	$27,998	$18,442	51.8%

Earnings per common share - basic	$0.28	$0.14	102.1%	$0.95	$0.63	50.4%

Earnings per common share - diluted	$0.28	$0.14	103.3%	$0.94	$0.62	50.9%

Weighted-average common shares outstanding - basic	29,525,946	29,160,590	1.3%	29,401,231	29,122,780	1.0%

Weighted-average common shares outstanding - diluted	29,914,769	29,724,959	0.6%	29,784,081	29,608,002	0.6%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)
Income Statements:

Interest income	$28,529	$24,993	$102,878	$96,633
Interest expense	5,791	6,527	23,716	27,588
Net interest income	22,738	18,466	79,162	69,045
Provision for loan losses	2,165	1,877	6,910	10,502
Net interest income after provision for loan losses	20,573	16,589	72,252	58,543
Non-interest income	6,632	5,522	34,333	27,389
Non-interest expense	15,113	16,917	64,465	59,469
Net income before income taxes	12,092	5,194	42,120	26,463
Provision for income taxes	3,845	1,164	14,122	8,021
Net income	$8,247	$4,030	$27,998	$18,442

	December 31, 2011	December 31, 2010
	(Unaudited)
Balance Sheet Data:
Total assets	$2,602,716	$2,072,018
Loans receivable, net of fees	1,631,882	1,409,302
Allowance for loan losses	(26,159)	(24,210)
Loans held for sale	529,500	206,047
Total investment securities	310,543	344,984
Total deposits	1,775,260	1,403,725
Other borrowed funds	510,385	389,586
Total shareholders’ equity	257,817	222,902

Common shares outstanding	29,199	28,770

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2011	2010	2011	2010
Selected Average Balances:
Total assets	$2,493,489	$2,082,070	$2,206,946	$1,997,911
Loans receivable, net of fees	1,561,294	1,371,010	1,464,454	1,327,558
Allowance for loan losses	(24,643)	(24,325)	(24,524)	(21,306)
Loans held for sale	457,052	274,992	244,542	194,928
Total investment securities	307,362	301,945	336,262	336,088
Interest earning assets	2,368,854	1,976,880	2,099,120	1,894,313
Total deposits	1,824,662	1,447,497	1,570,067	1,378,887
Other borrowed funds	371,131	376,699	365,724	376,508
Total shareholders’ equity	256,838	229,873	241,755	218,457
Weighted Average:
Common shares outstanding - basic	29,526	29,161	29,401	29,123
Common shares outstanding - diluted	29,915	29,725	29,784	29,608

Per Common Share Data:
Basic net income	$0.28	$0.14	$0.95	$0.63
Fully diluted net income	0.28	0.14	0.94	0.62
Book value	8.83	7.75	8.83	7.75
Tangible book value (1)	8.08	7.22	8.08	7.22

Performance Ratios:
Return on average assets	1.32%	0.77%	1.27%	0.92%
Return on average equity	12.84%	7.01%	11.58%	8.44%
Net interest margin (2)	3.88%	3.77%	3.81%	3.68%
Efficiency ratio (3)	51.46%	70.52%	56.80%	61.67%
Non-interest income to average assets	1.06%	1.06%	1.56%	1.37%
Non-interest expense to average assets	2.42%	3.25%	2.92%	2.98%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees			0.34%	0.37%
Total nonaccrual loans			$14,617	$7,516
Real estate owned			$3,046	$1,250
Nonperforming loans to loans receivable, net of fees			0.91%	0.53%
Nonperforming loans to total assets			0.57%	0.36%
Nonperforming assets to total assets (4)			0.69%	0.43%
Total loans receivable past due 30 to 89 days			$1,904	$2,131
Total loans receivable past due 90 days or more			$208	$49
Allowance for loan losses to loans receivable, net of fees			1.60%	1.72%
Allowance for loan losses to nonperforming loans			176.45%	320.03%

Capital Ratios:

Tier 1 risk-based capital			11.25%	12.67%
Total risk-based capital			12.43%	14.06%
Leverage capital ratio			10.14%	10.82%

(1) Tangible book value is calculated as total shareholders’ equity, adjusted for changes in other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.

(2) Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 34% for 2011 and 35% for 2010.

(3) Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

(4) Does not include approximately $1.1 million of land held for investment.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

For the Three Months and Years Ended December 31, 2011 and 2010

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Years Ended
	December 31, 2011		December 31, 2010		December 31, 2011		December 31, 2010
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$223,091	4.35%	$173,528	4.41%	$202,441	4.40%	$163,497	4.58%
Real estate - commercial	732,316	5.78%	618,565	6.28%	669,841	5.92%	609,568	6.23%
Real estate - construction	267,299	5.72%	225,115	5.61%	250,897	5.57%	204,167	5.62%
Real estate - residential	214,058	4.94%	229,959	5.13%	216,065	5.03%	227,950	5.16%
Home equity lines	121,358	3.73%	120,986	3.46%	122,090	3.71%	119,686	3.64%
Consumer	3,172	5.25%	2,857	5.83%	3,120	5.35%	2,690	5.87%
Total loans	1,561,294	5.30%	1,371,010	5.54%	1,464,454	5.35%	1,327,558	5.53%

Loans held for sale	457,052	4.13%	274,992	4.32%	244,542	4.40%	194,928	4.64%
Investment securities - available-for-sale (1)	294,104	4.39%	279,176	4.35%	320,138	4.40%	307,612	4.49%
Investment securities - held-to-maturity	13,258	2.59%	22,769	3.10%	16,124	2.73%	28,476	3.28%
Other investments	15,729	0.81%	15,728	0.39%	15,723	0.79%	15,728	0.34%
Federal funds sold	27,417	0.23%	13,205	0.22%	38,139	0.23%	20,011	0.23%
Total interest-earning assets	2,368,854	4.86%	1,976,880	5.09%	2,099,120	4.94%	1,894,313	5.14%

Non-interest earning assets:
Cash and due from banks	14,892		13,409		14,609		12,893
Premises and equipment, net	19,298		16,971		17,943		16,436
Goodwill and intangibles, net	10,519		13,253		10,593		13,587
Accrued interest and other assets	104,569		85,882		89,205		81,988
Allowance for loan losses	(24,643)		(24,325)		(24,524)		(21,306)

TOTAL ASSETS	$2,493,489		$2,082,070		$2,206,946		$1,997,911

Interest-bearing liabilities:
Interest checking	$130,881	0.19%	$132,923	0.19%	$133,841	0.19%	$133,105	0.35%
Money markets	169,334	0.41%	142,479	0.49%	163,856	0.41%	109,771	0.56%
Statement savings	224,341	0.36%	257,999	0.36%	238,165	0.36%	272,843	0.52%
Certificates of deposit	1,007,755	1.19%	679,014	1.80%	776,585	1.52%	661,906	1.97%
Total interest-bearing deposits	1,532,311	0.89%	1,212,415	1.16%	1,312,447	1.03%	1,177,625	1.32%

Other borrowed funds	371,131	2.50%	376,699	3.13%	365,724	2.78%	376,508	3.19%
Total interest-bearing liabilities	1,903,442	1.21%	1,589,114	1.63%	1,678,171	1.41%	1,554,133	1.78%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	292,351		235,082		257,620		201,262
Other liabilities	40,858		28,001		29,400		24,059

Shareholders’ equity	256,838		229,873		241,755		218,457

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$2,493,489		$2,082,070		$2,206,946		$1,997,911

NET INTEREST MARGIN (1)		3.88%		3.77%		3.81%		3.68%

(1) The average yields for loans receivable and investment securities available-for-sale are reported on a fully taxable-equivalent basis at a rate of 34% for 2011 and 35% for 2010.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three Months and Years Ended December 31, 2011 and 2010

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended December 31, 2011:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$22,135	$811	$—	$(208)	$—	$22,738
Provision for loan losses	2,165	—	—	—	—	2,165
Non-interest income	2,275	3,645	650	100	(38)	6,632
Non-interest expense	9,650	4,137	527	837	(38)	15,113
Provision for income taxes	4,084	88	39	(366)	—	3,845
Net income (loss)	$8,511	$231	$84	$(579)	$—	$8,247

Average Assets	$2,497,420	$461,554	$647	$255,451	$(721,583)	$2,493,489

At and for the Three Months Ended December 31, 2010:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$18,013	$658	$—	$(205)	$—	$18,466
Provision for loan losses	1,877	—	—	—	—	1,877
Non-interest income	818	3,597	1,016	108	(17)	5,522
Non-interest expense	9,170	2,989	3,708	1,067	(17)	16,917
Provision for income taxes	2,450	438	(942)	(782)	—	1,164
Net income (loss)	$5,334	$828	$(1,750)	$(382)	$—	$4,030

Average Assets	$2,074,261	$280,735	$2,960	$228,991	$(504,877)	$2,082,070

At and for the Twelve Months Ended December 31, 2011:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$77,456	$2,522	$—	$(816)	$—	$79,162
Provision for loan losses	6,910	—	—	—	—	6,910
Non-interest income	6,116	25,592	2,552	161	(88)	34,333
Non-interest expense	42,202	16,032	2,610	3,709	(88)	64,465
Provision for income taxes	11,397	4,291	(29)	(1,537)	—	14,122
Net income (loss)	$23,063	$7,791	$(29)	$(2,827)	$—	$27,998

Average Assets	$2,204,122	$248,384	$603	$252,887	$(499,050)	$2,206,946

At and for the Twelve Months Ended December 31, 2010:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$67,480	$2,385	$—	$(820)	$—	$69,045
Provision for loan losses	10,502	—	—	—	—	10,502
Non-interest income	3,975	19,203	4,102	205	(96)	27,389
Non-interest expense	37,226	11,103	6,798	4,438	(96)	59,469
Provision for income taxes	7,432	3,640	(942)	(2,109)	—	8,021
Net income (loss)	$16,295	$6,845	$(1,754)	$(2,944)	$—	$18,442

Average Assets	$1,987,599	$203,172	$3,180	$230,376	$(426,416)	$1,997,911